UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 13, 2015

Gladstone Capital Corporation

(Exact name of Registrant as Specified in Charter)

Maryland	811-000000	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 12, 2015, Gladstone Capital Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting in person or by proxy, stockholders holding an aggregate of 11,267,282 shares of the Company’s common stock and 595,590 shares of the Company’s preferred stock. The following matters were submitted to the stockholders for consideration:

1.	To elect three directors, as outlined below:

(a)	To elect one director, Mr. Terry L. Brubaker to be elected by the holders of common stock and preferred stock, voting together as a single class, with such director to serve until the 2018 Annual Meeting of Stockholders, or until his successor is elected and qualified;

(b)	To elect two directors, Ms. Caren D. Merrick and Mr. Walter H. Wilkinson, Jr., to be elected by the holders of preferred stock, voting as a single class, with such directors to serve until the 2018 Annual Meeting of Stockholders, or until their successors are elected and qualified; and

2.	To approve a proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of its common stock (during the 12 months following the Annual Meeting) at a price below its then current net asset value per share, subject to certain limitations (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale).

The voting results, as tabulated by and received from the inspector of election for the Annual Meeting, relating to the matters voted upon indicate that: Terry L. Brubaker, Caren D. Merrick and Walter H. Wilkinson, Jr. were elected to serve as directors until the 2018 Annual Meeting of Stockholders, or until their successors are elected and qualified; and proposal 2 was also approved by the Company’s stockholders. The full voting results are as follows:

1(a) Election of one director nominee to hold office until the 2018 Annual Meeting of Stockholders:

Such matter was voted upon by the Company’s stockholders holding common stock and preferred stock, voting together as a single class.

	For	Against	Abstain	Broker Non-Vote
Terry L. Brubaker	10,896,231	697,142	269,499	0

1(b) Election of two director nominees to hold office until the 2018 Annual Meeting of Stockholders:

Such matter was voted solely upon by the Company’s stockholders holding preferred stock.

	For	Against	Abstain	Broker Non-Vote
Caren D. Merrick	548,384	10,919	36,287	0
Walther H. Wilkinson, Jr.	548,384	9,919	37,287	0

Continuing directors of the Company whose terms did not expire at the Annual Meeting were as follows: Paul W. Adelgren, John H. Outland and David Gladstone (each serving until the 2016 Annual Meeting of Stockholders), and Michela A. English and Anthony W. Parker (each serving until the 2017 Annual Meeting of Stockholders).

2. Ratification of proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of the Company’s common stock (during the 12 months following the Annual Meeting) at a price below its then current net asset value per share, subject to certain limitations (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale).

For	Against	Abstain	Broker Non-Vote
9,574,055	1,931,607	357,210	0

Such matter was voted upon by the Company’s stockholders holding common stock and preferred stock, voting together as a single class. As required by the Investment Company Act of 1940, as amended, this proposal was approved by more than 67% of all voting securities of the Company present at the Annual Meeting and more than 67% of the unaffiliated voting securities of the Company present at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE CAPITAL CORPORATION (Registrant)

	By:	/s/ Melissa Morrison
Melissa Morrison
February 13, 2015	Chief Financial Officer